
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 Exhibit 12
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COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                  (dollars in thousands)

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                                                                              1996          1997         1998           1999
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
Fixed charges:
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              Interest expense on indebtedness                                  $ 6,140      $ 5,976      $ 16,969       $ 33,078
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              Accrued dividends on preferred stock                                  600          600             -              -
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              Amortization of deferred financing costs                              400          401         1,249          2,266
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              Interest expense on portion of rent expense
                 representative of interest                                         248          337           289            337
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Total fixed charges                                                             $ 7,388      $ 7,314      $ 18,507       $ 35,681
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Earnings (Loss):
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              Loss from continuing operations
                 before minority interests                                    $ (61,418)    $(24,877)    $ (93,606)    $ (184,152)
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              Add (subtract) adjustments for investments
                 accounted for under the equity method                           17,539        2,755         7,482          3,246
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              Fixed charges per above                                             7,388        7,314        18,507         35,681
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Total  loss                                                                   $ (36,491)   $ (14,808)    $ (67,617)    $ (145,225)
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Ratio of earnings to fixed charges                                                (4.94)       (2.02)        (3.65)         (4.07)
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Coverage deficiency                                                             (43,879)     (22,122)      (86,124)      (180,906)
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


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 Exhibit 12
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COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                  (dollars in thousands)                                                    Nine Months
                                                                                            ended September
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                                                                                 2000           30, 2001
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
Fixed charges:
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              Interest expense on indebtedness                                     $ 47,760         $ 33,772
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              Accrued dividends on preferred stock                                        -                -
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              Amortization of deferred financing costs                                3,647            2,409
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              Interest expense on portion of rent expense
                 representative of interest                                             315              236
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Total fixed charges                                                                $ 51,722         $ 36,417
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Earnings (Loss):
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              Loss from continuing operations
                 before minority interests                                       $ (207,637)      $ (123,898)
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              Add (subtract) adjustments for investments
                 accounted for under the equity method                               (3,501)             812
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              Fixed charges per above                                                51,722           36,417
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Total  loss                                                                      $ (159,416)       $ (86,669)
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Ratio of earnings to fixed charges                                                    (3.08)           (2.38)
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Coverage deficiency                                                                (211,138)        (123,086)
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